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                                                                    EXHIBIT 23.2

            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the LHC Group, Inc. 2006 Employee Stock Purchase Plan, of our report dated March 11, 2005, with respect to the consolidated financial statements of LHC Group, Inc., included in the Registration Statement (Form S-1 No. 333-120792) filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

New Orleans, Louisiana
December 20, 2005